Exhibit 99.1

NEWS

Zimmer Contacts:		Biomet Contacts:

Media	Investors	Media	Investors
Jim Gill	Robert J. Marshall Jr.	Bill Kolter	Pat Richardson
574-371-1984	574-371-8042	574-372-1535	574-372-3941
jim.gill@zimmer.com	robert.marshall@zimmer.com	bill.kolter@biomet.com	pat.richardson@biomet.com

Zimmer Holdings, Inc. to Combine with Biomet, Inc.

in Transaction Valued at $13.35 Billion

•	Creates Leading Musculoskeletal Innovator to Shape Solutions for Evolving Healthcare Industry

•	Double-Digit Accretion to Zimmer’s Adjusted Diluted Earnings Per Share in First Year

•	Zimmer to Host Conference Call at 8:00 AM ET Today

(WARSAW, IN) April 24, 2014 – Zimmer Holdings, Inc. (NYSE and SIX: ZMH) (“Zimmer” or the “Company”) and Biomet, Inc.’s parent company (“Biomet”) today announced that their respective Boards of Directors have approved a definitive agreement under which Zimmer will acquire Biomet in a cash and stock transaction valued at approximately $13.35 billion, including the assumption of net debt. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in the first quarter of 2015.

The merger of Zimmer and Biomet will position the combined company as a leader in the $45 billion musculoskeletal industry and is aligned with Zimmer’s strategic framework, which focuses on growth, operational excellence and prudent capital allocation. The combined company is expected to deliver attractive growth by offering a more comprehensive and scalable portfolio of solutions with enhanced cross-selling opportunities. In addition, the combined company is expected to advance innovation to benefit healthcare stakeholders, and stockholders are expected to benefit from a more diversified and predictable revenue mix consistent with the comprehensive portfolio. Upon closing, the transaction is expected to be double-digit accretive to Zimmer’s adjusted diluted earnings per share in the first year. Cash flows from operations are expected to increase by 1.5 times Zimmer’s stand-alone estimates.

“This is a milestone combination that brings together two highly complementary organizations and is consistent with our mission to lead the industry in delivering value to healthcare providers, their patients and stockholders,” said David Dvorak, Zimmer President and CEO. “The transaction positions the combined company as a leader in the musculoskeletal industry with a broad portfolio of products, technologies and services, enabling us to help shape how solutions are developed and delivered. We believe that current demographic and macroeconomic trends affecting the healthcare industry will reward companies that successfully partner with other key stakeholders to improve patient care in a cost-effective manner. Together with Biomet we will expand the scope of our innovation programs and will enhance our efforts to provide integrated services and comprehensive solutions that address the needs of our customers. At the same time, we believe that this merger will further support our long-term growth and stockholder value creation strategies.”

Mr. Dvorak continued, “This combination is about achieving growth and cultivating best-in-class solutions. We have a great deal of respect for what the management team and employees have accomplished at Biomet, and we are confident in their ability to be a very important part of the combined organization as we bring our two world-class companies together and cement Warsaw, Indiana as the musculoskeletal innovation capital of the world. Both companies share a common set of values and a track record of success integrating acquisitions, which gives me great confidence that we will achieve a smooth transition and capitalize on the opportunity to create a new company that is comprised of the best of Zimmer and Biomet. We look forward to combining the strengths of both teams to restore mobility, alleviate pain and improve the quality of life for patients around the world.”

Jeffrey R. Binder, Biomet’s President and Chief Executive Officer, said, “The combination with Zimmer will prepare us to compete as a stronger entity in the medical device industry of the future. Our combined scale will extend the reach and influence with which we pursue our common passion: delivering products and services that benefit our customers and the patients we ultimately serve. Biomet and Zimmer share a 36-year history of mutual respect. Both companies are deeply rooted in the communities in which we operate and believe that we can only be successful in business if we are successful in helping healthcare providers improve the lives of patients. We are equally committed to delivering quality products and outstanding clinical results and to legal and ethical behavior in the markets where we do business. And as companies focused almost exclusively in the musculoskeletal industry, we are passionate about orthopaedics and the related medical technology markets that we serve.”

Mr. Binder continued, “Biomet and Zimmer are blessed with talented team members and independent sales people who are dedicated to their companies and to their customers. With today’s announcement we are now additionally committed to blending and maximizing the best of our combined talents, capabilities, technologies and cultures to bring to life a great new company.”

Strategic and Financial Benefits of the Transaction

Zimmer and Biomet believe that the merger positions the combined company for enhanced innovation opportunities, consistent with Zimmer’s value creation framework. The complementary nature of the two businesses adds diversity and scale across various geographies and product categories.

•	A more comprehensive portfolio of solutions and commitment to innovation: Zimmer and Biomet share a commitment to delivering innovative,

cost-effective solutions to address the healthcare system’s unmet needs. The combined company will offer an even broader range of personalized solutions that benefit providers, surgeons and their patients. Through its integrated business model, the combined company will be positioned to enhance the value chain for its stakeholders.

•	Musculoskeletal diversification and scalable platforms: Given the complementary nature of the portfolios, the combined company will offer a greater depth and breadth of musculoskeletal solutions to improve clinical outcomes and patient satisfaction levels. The combination will enhance enterprise diversification with broader franchises in the Knee, Hip, Surgical, Spine and Dental categories, as well as in the faster-growing Sports Medicine, Extremities and Trauma categories.

•	Global distribution channels and cross-selling opportunities: Both Zimmer and Biomet have proven teams of talented and experienced employees and sales representatives who have strong customer relationships and are committed to medical training and education. Zimmer and Biomet expect to leverage complementary sales channels in major markets to achieve cross-selling opportunities, while also strengthening their presence in emerging markets through the combination. The combined company’s broader portfolio is expected to help its sales force to be more effective in all geographies, increasing its ability to help physicians and healthcare systems improve patient outcomes in a cost-effective manner.

•	Stronger financial profile and solid earnings accretion: The 2013 combined calendar year revenues of Zimmer and Biomet total approximately $7.8 billion, with combined adjusted EBITDA of $2.8 billion. The transaction is expected to be double-digit accretive to Zimmer’s adjusted diluted earnings per share in the first year following the closing. Zimmer also expects to achieve net annual synergies of approximately $270 million by the third year following the closing of the transaction, with approximately $135 million anticipated in the first year.

•	Strong balance sheet and cash flow generation: The combined company is expected to generate cash flow from operations of more than 1.5 times Zimmer’s stand-alone financials. In addition, Zimmer expects the strong cash flow to enhance the combined company’s future financial flexibility and allow Zimmer to maintain a stable dividend of 15 to 20 percent of net income following the closing of the transaction. Finally, the combined company will be disciplined in how it uses investor capital. Zimmer is committed to repaying outstanding debt.

Headquarters and Management

The combined company will continue to be headquartered in Warsaw, Indiana, maintain regional offices around the world and is anticipated to preserve a long-term commitment to its talented team members. Upon completion of the transaction, David Dvorak will be President and Chief Executive Officer of the combined company. In conjunction with the closing of the transaction, two representatives of Biomet’s principal stockholders will join the combined company’s Board, which will be expanded accordingly. Zimmer and Biomet have highly recognizable and well respected names, and following the closing, the combined company will conduct business under a consolidated name that will leverage the strengths of both brands.

Financing

The transaction is valued at $13.35 billion and consists of a combination of cash and common stock. Zimmer will pay $10.35 billion in cash and will also issue to Biomet’s equity holders an aggregate number of shares of Zimmer common stock valued at $3.0 billion. The cash portion will be funded by existing cash on hand, as well as proceeds obtained from a newly committed $3.0 billion senior unsecured term loan and newly issued senior notes. Zimmer has entered into a fully executed 364-day bridge facility, which it intends to reduce with the issuance of permanent financing. In addition, Zimmer expects to refinance certain of its debt as part of the transaction, including its existing $250 million notes due 2014 and bank debt outstanding, as well as certain Biomet debt. Zimmer believes that the strong cash flow resulting from the combination will allow it to pay down debt. The Company expects to maintain its investment grade credit ratings.

At closing, Zimmer stockholders are expected to own approximately 84 percent of the combined company, and Biomet shareholders are expected to own approximately 16 percent.

Approvals and Time to Closing

The transaction is expected to close in the first quarter of 2015 and is subject to, among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the European Union Merger Regulation, as well as other customary closing conditions. On April 24, 2014, Zimmer entered into a voting agreement with the holder of approximately 95% of Biomet’s outstanding common stock, pursuant to which such stockholder agreed to deliver a written consent.

In connection with the transaction, Biomet Inc.’s parent will withdraw the registration statement previously filed with the U.S. Securities and Exchange Commission in connection with its proposed initial public offering.

Advisors

Credit Suisse Securities (USA) LLC is acting as exclusive financial advisor to Zimmer and White & Case LLP is acting as legal advisor. BofA Merrill Lynch acted as lead financial and strategic advisor, and Goldman Sachs acted as co-advisor, to Biomet and its shareholders on this transaction. Cleary Gottlieb Steen & Hamilton LLP is acting as Biomet’s legal advisor, including as regulatory legal advisor in Europe, and Weil, Gotshal & Manges LLP is acting as regulatory legal advisor in the U.S.

Zimmer First Quarter 2014 Earnings Results

In a separate press release issued today, Zimmer announced its earnings results for the first quarter ended March 31, 2014.

Conference Call, Webcast and Presentation

Zimmer will host a conference call today, April 24, 2014, at 8:00 a.m. Eastern Time. The live audio webcast and accompanying presentation can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. The audio webcast will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520 and enter the conference ID15793245. A digital recording will be available. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID15793245.

About Zimmer Holdings, Inc.

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2013 sales were approximately $4.6 billion. Zimmer is supported by the efforts of more than 9,000 employees worldwide.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market surgical and non-surgical products used primarily by orthopedic surgeons and other musculoskeletal medical specialists. Biomet’s product portfolio includes hip and knee reconstructive products; sports medicine, extremities and trauma products; spine, bone healing and microfixation products; dental reconstructive products; and cement, biologics and other products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory and manufacturing related charges, special items, amortization of acquisition related transaction financing fees and intangible assets, make-whole payments connected with debt extinguishments and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between Zimmer and LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zimmer’s and LVB’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the proposed merger of Zimmer and LVB will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to Zimmer’s ability to successfully integrate the operations, products and employees of Zimmer and Biomet; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on Zimmer’s and Biomet’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; risks relating to the value of the Zimmer shares to be issued in the transaction; access to available financing (including financing for the acquisition or refinancing of Zimmer’s or Biomet’s debt) on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed merger; the risks and uncertainties normally incidental to the orthopaedic industry, including price and product competition; the success of the companies’ quality and operational excellence initiatives; changes in customer demand for Zimmer’s or Biomet’s products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of Zimmer’s or Biomet’s products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market Zimmer’s and Biomet’s products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see Zimmer’s, LVB’s and Biomet’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmer.com, www.biomet.com or on request from Zimmer or Biomet, as applicable. Zimmer, Biomet and LVB disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in the companies’ respective periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

Additional Information and Where to Find It

Zimmer will file with the SEC a registration statement on Form S-4, in which a consent solicitation statement will be included as a prospectus, and other documents in connection with the proposed acquisition of LVB. The consent solicitation statement/prospectus will be sent to the stockholders of LVB. INVESTORS AND SECURITYHOLDERS OF LVB ARE URGED TO READ the consent solicitation/prospectus, AND ANY OTHER FILINGS THAT MAY BE MADE WITH THE SEC IN CONNECTION WITH THE MERGER WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The registration statement and consent solicitation statement/prospectus and other documents which will be filed by Zimmer with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov, or from Zimmer at www.zimmer.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Zimmer, LVB and Biomet with the SEC at the

SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Certain executive officers and directors of LVB have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.